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                                 I. INTRODUCTION

The TCW Group, Inc. is the parent of several companies which act as investment adviser or manager of investment companies, corporate pension funds, other institutions and individuals. As used in this Code of Ethics, "TCW" refers to The TCW Group, Inc., all of its subsidiaries and affiliated partnerships that are investment advisers registered with the Securities and Exchange Commission, and Trust Company of the West.

This Code of Ethics is based on the principle that the officers, directors and employees of TCW owe a fiduciary duty to, among others, TCW's clients. In light of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

     o You must at all times place the interests of TCW's clients before your own interests.

     o You must conduct all of your personal investment transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

     o You should adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions to their personal benefit.

     o You should comply with those federal securities laws and TCW policies as issued from time to time applicable to your group.

Although it is sometimes difficult to determine what behavior is necessary or appropriate to adhere to these general principles, this Code contains several guidelines for proper conduct. However, the effectiveness of TCW's policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests and those of TCW's clients, you should consult the Chief Compliance Officer immediately.

                   II. PERSONAL INVESTMENT TRANSACTIONS POLICY

Laws and ethical standards impose on TCW and its employees duties to avoid conflicts of interest between their personal investment transactions and transactions TCW makes on behalf of its customers. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. The following personal investment transaction policies are designed to reduce the


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possibilities for such conflicts and or inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Except as otherwise noted, TCW's restrictions on personal investment transactions apply to all Covered Persons. "COVERED PERSONS" include all TCW directors, officers and employees, except directors who (i) do not devote substantially all working time to the activities of TCW, and (ii) do not have access to information about the day-to-day investment activities of TCW. Every employee should consider himself or herself a Covered Person unless otherwise specifically exempted by the Approving Officers or unless he or she falls within a class exempted by the Approving Officers. In addition, this policy governs your investments in securities. "SECURITIES" include any interest or instrument commonly known as a security, including stocks, bonds, shares of mutual funds and other investment companies, options, warrants, financial commodities, other derivative products and interests in privately placed offerings and limited partnerships, including hedge funds.

GENERAL PRINCIPLES REGARDING SECURITIES TRANSACTIONS OF COVERED PERSONS AND TCW DIRECTORS

No Covered Person or TCW director may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest:

     o Any security (or related option or warrant) that to his or her knowledge TCW is buying or selling for its clients, until such buying or selling is completed or canceled.

     o Any security (or related option or warrant) that to his or her knowledge is under active consideration for purchase or sale by TCW for its clients.

The term "BENEFICIAL INTEREST" is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in securities held in the name of:

     o    A husband, wife or a minor child;

     o    A relative sharing the same house;

     o    Anyone else if the Covered Person:

          (i) obtains benefits substantially equivalent to ownership of the securities;

          (ii) can obtain ownership of the securities immediately or at some future time; or

          (iii) can vote or dispose of the securities.


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An example where a Covered Person would have a "beneficial interest" includes trades in a relative's brokerage account if the Covered Person is authorized to do trades for that brokerage account regardless of whether the Covered Person actually does trades.

If you act as a fiduciary with respect to funds and accounts managed outside of TCW (for example, if you have a power of attorney regarding such accounts or act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth above. You should review the restrictions on your ability to act as a fiduciary outside of TCW set forth under "Outside Activities -- Outside Fiduciary Appointments."

PRECLEARANCE PROCEDURES

Each Covered Person must obtain preclearance for any personal investment transaction in a security if such Covered Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. Preclearance is not necessary for exempt securities or Outside Fiduciary Accounts. A portfolio manager of a third party mutual fund for which TCW acts as the sole advisor or sub-advisor must obtain preclearance for any personal investment transaction in such fund. "EXEMPT SECURITIES" are securities (or securities obtained in transactions) described on page C6. "OUTSIDE FIDUCIARY ACCOUNTS" are certain fiduciary accounts outside of TCW for which you have received TCW's approval to act as fiduciary and which TCW has determined qualify to be treated as Outside Fiduciary Accounts under this Personal Investment Transactions Policy. Separate certification procedures will apply for securities transactions executed on behalf of Outside Fiduciary Accounts in lieu of preclearance.

You must obtain preclearance for all non-exempt securities transactions by completing and signing the Request for Personal Investment Transactions Approval Form provided for that purpose by TCW and by obtaining the signature of the TCW Personal Securities Administrator. You will be required to make certain certifications each time you trade a security, including that you have no knowledge that would violate the general trading principles set forth above. The Request for Personal Investment Transactions Approval Forms for domestic and foreign preclearance are available on myTCW, TCW's intranet site, in the Department Resources section under the Compliance Department.

You must complete an approved securities transaction by the end of the business day following the day that you obtain preclearance. If the transaction is not completed within these time requirements, you must obtain a new preclearance, including one for any uncompleted portion of the transaction. Post-approval is not permitted under this Code of Ethics. If TCW determines that you completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code.


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Note that preclearance will ordinarily be given on the day you request it if it is received before the daily processing at 6:30 am and 10:30 am (Los Angeles time); however if you are in the Hong Kong office preclearance for these requests will ordinarily be given on the next business day.

TRADING RESTRICTIONS

In addition to the more general restrictions discussed above, TCW has adopted other restrictions on personal investment transactions. Except as otherwise noted below, the trading restrictions do not apply to Outside Fiduciary Accounts.

Remember these are limits on what you can do directly or indirectly, for your own account or for any account in which you my have a "beneficial interest" (including an Outside Fiduciary Account).

     NO COVERED PERSON MAY:

          o    Enter into an uncovered short sale.

          o    Write an uncovered option.

          o    Acquire any non-exempt security in an initial public offering
               (IPO). (Remember - under NASD rules, you may also be prohibited from participating in any initial equity public offering.

          o Purchase or sell any security that is subject to a firm-wide restriction or a department restriction by his or her department.

          o Have more than four "roundtrip" trades in the TCW Galileo Funds ("Galileo Fund(s)"), other than the Galileo Money Market Fund, in a calendar year. A "roundtrip trade" is any purchase followed by a redemption in any single Galileo Fund. This in effect means that LIFO (last in, first out) applies for matching purposes. Also, the dollar amount of the purchase and the redemption need not match or even correlate to one another for there to be a roundtrip trade. Pre-instructed transactions that occur automatically following the instruction ("auto-trades"), such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs are not counted as a purchase or sale for the purpose of determining whether a round trip transaction has occurred.

          o Redeem shares of a Galileo Fund, other than the Galileo Money Market Fund, within 15 days of the purchase of a share in that Galileo Fund.


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          o    Have more than one reallocation in the TCW Profit Sharing and
               Savings Plan (the "TCW Plan") per calendar quarter.

          o Make more than one reallocation in the TCW Plan within a 15 day period.

          o    Use a Galileo Fund for short-term trading.

Note that the redemption fees imposed by any Galileo Fund will be applicable to transactions in the TCW Plan.

     NO INVESTMENT PERSONNEL MAY:

          o Purchase securities offered in a hedge fund or other private placement (other than those sponsored by TCW) except with the prior approval of the Approving Officers. Contact the Personal Securities Administrator who will coordinate the request for approval. "INVESTMENT PERSONNEL" include any portfolio manager or securities analyst or securities trader who provide information or advice to a portfolio manager or who help execute a portfolio manager's decisions. "APPROVING OFFICERS" are (i) one of Alvin Albe or Marc Stern and (ii) one of Michael Cahill or Hilary Lord. In considering approval, the Approving Officers will take into consideration whether the --- investment opportunity you have been offered should be reserved for TCW's clients and whether the opportunity is being offered to you by virtue of your position with TCW. If you or your department want to purchase on behalf of a TCW client the security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the securities of that issuer through a private placement, you must first disclose your interest to an Approving Officer. In such event, the Approving Officers will independently review the proposed investment decision. Written records of any such circumstance should be sent to the Personal Securities Administrator.

     NO INVESTMENT PERSONNEL WHO MANAGE OR OTHERWISE PROVIDE ADVICE OR EXECUTION SERVICES FOR A REGISTERED INVESTMENT COMPANY (INCLUDING THE GALILEO FUNDS)
     MAY:

          o Profit from the purchase or sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. This applies to any security, whether or not it is held in any client portfolio at TCW.

          o Redeem shares of a Galileo Fund, other than the Galileo Money Market Fund, within 60 days of the purchase of a share in that Galileo Fund. This 60 day "blackout" period also applies to transactions in the TCW Plan.


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               Because of TCW's portfolio management support structure,
               securities analysts and securities traders should assume that they are subject to this trading restriction unless they have received confirmation to the contrary from the Chief Compliance Officer. Note that a person's status or duties may change which could result in him or her subsequently being subject to this trading restriction. If you have any questions resulting from such a change, you should consult with the Chief Compliance Officer. You should also note that this prohibition would effectively limit the utility of options trading and short sales of securities and could make legitimate hedging activities less available. Any profits realized on such short term trades will be subject to disgorgement.

     NO PORTFOLIO MANAGER MAY:

          o Purchase or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days before that security is bought or sold on behalf of any TCW client for which the portfolio manager serves as portfolio manager. Violation of this prohibition will require reversal of the transaction and any resulting profits will be subject to disgorgement.

          o Purchase any security for his or her own account or any Outside Fiduciary Account for a period of seven days after that security is sold or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days after that security is bought on behalf of any TCW client for which the portfolio manager serves as portfolio manager. In addition, any portfolio manager who manages a registered investment company may not purchase or sell any security for his or her own account or any Outside Fiduciary Account for the period of seven days after that security is bought or sold on behalf of registered investment company for which the portfolio manager serves as investment manager. Violation of these prohibitions will require reversal of the transaction and any resulting profits will be subject to disgorgement.

Any profits subject to disgorgement will be given to a charity under TCW's direction.

SECURITIES OR TRANSACTIONS EXEMPT FROM PERSONAL INVESTMENT TRANSACTIONS POLICY

The following securities or transactions are exempt from some aspects of the personal investment transactions policy:

     (a)  U.S. Government Securities.
     (b)  Bank Certificates of Deposit.
     (c)  Bankers' Acceptances.
     (d) Commercial Paper or other high quality short-term debt instruments (investment grade, maturity not greater than thirteen months).

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     (e)  Shares in open-end investment companies (mutual funds).

     (f) Securities purchased on behalf of an Covered Person for an account over which the Covered Person has no direct or indirect influence or control.

     (g)  Securities purchased through an automatic dividend reinvestment plan.

     (h) Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (i) Stock index futures and nonfinancial commodities (e.g., pork belly contracts).

     (j) Interests in TCW-sponsored limited partnerships or other TCW-sponsored private placements.

     (k) Securities acquired in connection with the exercise of an option. If cash is received in connection with the exercise of the option, the transaction must be pre-cleared. The purchase or writing (sale) of an option is not an exempt transaction.

It is not necessary to preclear personal transactions for any exempt securities or transactions except for (e) if TCW is the sole advisor or sub-advisor of the third party mutual fund and you are a portfolio manager for the fund if the mutual fund is in the investment strategy for which you act as portfolio manager. However, it still is necessary to report such securities (other than securities exempt under clauses (a), (b), (c), (d), (f), (i) and (j) above) in the quarterly transaction reports or annual securities holdings list. With respect to (e), only holdings of the Galileo Funds (exclusive of the Galileo Money Market Fund) have to be reported. Personal investment transactions in exempt securities are still subject to TCW's policy on inside information.

The following reference table summarizes the pre-clearance and reporting requirements for exempt securities or transactions. The letter in column 1 corresponds with the above list. For example, (a) refers to U.S. Government Securities, (b) refers to Bank Certificates of Deposit and so on.

 Type of Exempt Securities or Transactions              Pre-clearance                 Reporting on Quarterly or Annual Reports
-------------------------------------------   ----------------------------------   -----------------------------------------------
                    (a)                                       No                                         No
                    (b)                                       No                                         No
                    (c)                                       No                                         No
                    (d)                                       No                                         No
                    (e)                       Only if TCW is the sole advisor      Only shares of the Galileo Fund (exclusive of
                                              or sub-advisor of the third party    the Galileo Money Market Fund).
                                              mutual fund and you are the
                                              portfolio manager for the fund.
                    (f)                                       No                                         No
                    (g)                                       No                                         No
                    (h)                                       No                                         No
                    (i)                                       No                                         No
                    (j)                                       No                                         No
                    (k)                       No, unless cash received in                               Yes
                                              connection with exercise of the
                                              option.


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GALILEO FUNDS TRADES

All purchases and redemptions by Covered Persons of any Galileo Fund are to be done exclusively through a "TCW Account." A "TCW Account" means (a) an account maintained at TCW through the Private Client Services Department ("PCS"), or (b) a direct trade in an account maintained directly with the Galileo Funds' transfer agent (PFPC, Inc.) and (c) in the case of an Individual Retirement Account ("IRA"), through an IRA established through PCS where Mellon Bank, N.A., is the custodian. Transactions in the Galileo Money Market Funds and redemptions (but not purchases) of shares of the Galileo Funds out of existing third party accounts currently held, but only if accounts are direct accounts and not omnibus accounts are excepted from this requirement. A direct account is that which specifically identifies the beneficial owner with the Galileo Funds' transfer agent.

REPORTING OF TRANSACTIONS

I. COVERED PERSONS

Quarterly Reports. All Covered Persons must file with the Compliance Department quarterly reports of personal investment transactions (including transactions in the Galileo Funds) (Exhibit C-B) by the 10th day of January, April, July and October or, if that day is not a business day, then the first business day thereafter. In each quarterly report, the Covered Person must report all personal investment transactions in which he or she has a beneficial interest and which were transacted during the quarter other than transactions in U.S. government securities, bank certificates of deposit, bankers' acceptances, commercial paper, high quality short-term debt instruments, (investment grade, maturity not greater than one year) third party mutual funds, the Galileo Money Market Fund and auto-trades in the Galileo Funds such as dividend or distribution reinvestments, paycheck contributions and periodic or automatic withdrawal programs ("Auto-Trades"). Every Covered Person must file a quarterly report when due even if such person made no purchases or sales of securities during the period covered by the report. You are charged with the responsibility for making the quarterly reports. Any effort by TCW to facilitate the reporting process does not change or alter that responsibility.


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The report must be on the form provided by TCW. Since the form may change over time, you should see the form posted on myTCW in the Department Resources section under the Compliance Department.

Broker Statements and Trade Confirmations. All Covered Persons are required to direct brokers of accounts in which they have a beneficial interest to supply to TCW, on a timely basis, duplicate copies of trade confirmations and copies of periodic broker account statements. This requirement does not apply to Outside Fiduciary Accounts, to accounts that hold only third party mutual funds or to TCW Accounts that exclusively hold shares of the Galileo Funds. To maximize the protection of your privacy, you should direct your brokers to send this information to:

                     Trust Company of the West
                     P.O. Box 71940
                     Los Angeles, CA  90017

II. OFFICERS AND DIRECTORS OF TCW INVESTMENT MANAGEMENT COMPANY, THE GALILEO FUNDS AND CVT, AND ALL TCW INVESTMENT PERSONNEL

Officers of TCW Investment Management Company, the Galileo Funds and CVT, and all TCW Investment Personnel are required to file the following reports in addition to those above.

Initial Holdings Reports. All TCW Investment Personnel and "ACCESS PERSONS" are required to submit an Initial Holdings Report listing all securities in which the person has a beneficial interest other than U.S. government securities, bank certificates of deposit, bankers' acceptances, commercial paper or high quality short-term debt instruments (investment grade, maturity not greater than thirteen months) or third party mutual funds, and the Galileo Money Market Fund within 10 days of becoming either TCW Investment Personnel or an "ACCESS PERSON". An "ACCESS PERSON" means Director, President, Executive Vice President, Managing Director or Senior Vice President of TCW Investment Management Company (the investment adviser to registered investment companies) or any officer or interested Director of the Galileo Funds or CVT.

Annual Holdings Reports. All TCW Investment Personnel and "ACCESS PERSONS" are required to file an Annual Holdings Report which provides a listing of all securities in which the person a beneficial interest as of December 31 of the preceding year, other than U.S. government securities, bank certificates of deposit, bankers' acceptances, commercial paper or high quality short-term debt securities (investment grade, maturity not greater than thirteen months) or third party mutual funds and the Galileo Money Market Fund.

See the reference table below for a summary of reporting requirements.


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                     REPORTING REQUIREMENTS REFERENCE TABLE

-----------------------------------------------------------------------------------------------------------------
If you are a "Covered Person"                                 Then you must file:
[all TCW directors, officers and employees].                  (1)  Personal Investment Transactions Approval Form
                                                                   prior to trading;
                                                              (2)  Quarterly Reports;
                                                              (3)  Broker Statements and Trade
                                                                   Confirmations; and
                                                              (4)  an Annual Compliance Certification.

-----------------------------------------------------------------------------------------------------------------

If you are considered TCW "Investment Personnel"              In addition to the requirements for
[portfolio manager, securities analyst                        "Covered Person", you must file:
or a securities trader].                                      (1) an Initial Holdings Report; and
                                                              (2) an Annual Holdings Report.

-----------------------------------------------------------------------------------------------------------------

If you are an "Access Person" of TCW Investment Management    In addition to the requirements for
Company [Director, President, Executive Vice President,       "Covered Person", you must file:
Managing Director or Senior Vice President] or the Galileo    (1)  an Initial Holdings Report; and
Funds or CVT [any officer or interested Director].            (2)  an Annual Holdings Report.

-----------------------------------------------------------------------------------------------------------------

If you have any questions about the Personal Investment Transactions Policy, call the TCW Personal Securities Administrator, Hilary Lord or Michael Cahill.


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